UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2015

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to the Current Report on Form 8-K of The Providence Service Corporation (“Providence”) furnished on August 6, 2015 (the “August 6, 2015 8-K”) is being furnished to correct certain cash flow information previously released and included in the August 6, 2015 8-K. Cash flow from operations for the second quarter of fiscal 2015 was $8.2 million, and not $4.7 million as reported in the August 6, 2015 8-K. Additionally, cash flow from operations for the six months ended June 30, 2015 was $23.6 million, and not $20.1 million, and cash used in investing activities was $29.0 million, and not $25.5 million as reported in the August 6, 2015 8-K. The error occurred as a result of an incorrect allocation between the prepaid expenses and other line in net cash provided by operating activities and the equity investments line in net cash used in investing activities on the cash flow statement. There was no adjustment to the net change in cash for the three or six months ended June 30, 2015. Corrected unaudited condensed consolidated statements of cash flows are included herein as Exhibit 99.1.

(d)	Exhibits

99.1	Unaudited Condensed Consolidated Statements of Cash Flows

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 7, 2015	By:	/s/ David Shackelton
	Name:	David Shackelton
	Title:	Interim Chief Financial Officer